Exhibit 10.2

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONFIDENTIAL

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

(Off-Shore/Non – U.S. Subscribers)

TO:	Eden Energy Corp. (the “Company”)

1925 – 200 Burrard Street

Vancouver, BC V6C 3L6

Purchase of Units

1.	Subscription

1.1                         On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase _____________________ units (the “Units”) at a price per Unit of US$2.25, (such subscription and agreement to purchase being the “Subscription”), for an aggregate purchase price of US$ _______ (the “Subscription Proceeds”).

1.2                         Each Unit will consist of one common share in the capital of the Company (each, a “Share”) and two common share purchase warrants (each, a “Warrant”) subject to adjustment. Each Warrant shall be transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of the Company (each, a “Warrant Share”), as presently constituted, for a period of thirty-six months commencing from the Closing (as defined hereafter), at a price per Warrant Share of US$3.25 and US$5.25 respectively. Certificate(s) representing the Warrants will be in the form attached as Exhibit A. The Shares, Warrants and the Warrant Shares are referred to as the “Securities”.

1.3                         After the Warrant Shares have been registered and qualified for resale in accordance with Section 10.1, the Company may require holders of Warrants, at any time following the date that the closing price of the Shares as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P. (the “Closing Price”) has averaged at or above US$4.00 or US$6.25 for the corresponding Warrants for a period of twenty consecutive trading days, to exercise the Warrants and acquire Warrant Shares at the applicable price per Warrant Share. The Warrants must be exercised within five (5) business days of receipt of notice from the Company, after which time the Warrants shall be cancelled if unexercised. As used herein, “Principal Market” shall mean The National Association of Securities Dealers Inc.'s OTC Bulletin Board, the Nasdaq SmallCap Market, or the American Stock Exchange. If the Common Shares are not traded on a Principal Market, the Closing Price shall mean the reported Closing Price for the Common Shares, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods.

D/ljm/817378.1

1.4                         On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Units to the Subscriber.

1.5                         Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Subscriber acknowledges that the offering of Units contemplated hereby is part a private placement of Units having an aggregate subscription level of US$15,000,000 (the “Offering”). The Offering is not subject to any minimum aggregate subscription level.

2.	Payment

2.1                         The Subscription Proceeds must accompany this Subscription and shall be paid by certified cheque or bank draft drawn on a Canadian chartered bank, or a bank in the United States reasonably acceptable to the Company, and made payable and delivered to the Company. Alternatively, the Subscription Proceeds may be wired to the Company or its lawyers pursuant to the wiring instructions attached hereto as Exhibit B. If the funds are wired to the Company’s lawyers, those lawyers are authorized to immediately deliver the funds to the Company.

2.2                         The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

2.3                         Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares have been issued to the Subscriber.

3.	Documents Required from Subscriber
3.1	The Subscriber must complete, sign and return to the Company:
(a)	an executed copy of this Subscription Agreement; and
(b)	a British Columbia Accredited Investor Questionnaire in the form attached as Exhibit C (the “Questionnaire”).

3.2                         The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board and applicable law.

4.	Closing

4.1                         Closing of the offering of the Securities (the “Closing”) shall occur on or before February 10, 2006, or on such other date as may be determined by the Company (the “Closing Date”). On the Closing Date, the Company shall deliver an Officer’s Certificate in the form attached as Exhibit D.

4.2                         The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Shares and the Warrants to such subscriber(s) against payment therefor at any time on or prior to the Closing Date.

5.	Acknowledgements of Subscriber
5.1	The Subscriber acknowledges and agrees that:
(a)

none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)	the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933;
(c)

by completing the Questionnaire, the Subscriber is representing and warranting that the Subscriber is an “Accredited Investor”, as the term is defined in Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission;

(d)

the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the United States Securities and Exchange Commission and in compliance, or intended compliance, with applicable securities legislation (collectively, the "Public Record");

(e)	if the Company has presented a business plan to the Subscriber, the Subscriber acknowledges that the business plan may not be achieved or be achievable;
(f)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(g)	there is no government or other insurance covering the Securities;
(h)	there are risks associated with an investment in the Securities, as more fully described in certain information forming part of the Public Record;
(i)

the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the “B.C. Act”) and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

(j)

the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares or Warrant Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares or Warrant Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(k)

the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(l)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(m)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, the Questionnaire or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(n)

none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently the common shares of the Company are quoted for trading on the OTC Bulletin Board;

(o)

it is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(p)	none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Restricted Period (as defined herein);
(q)

in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber’s ability to resell the Shares and the Warrant Shares under the B.C. Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission;

(r)

the Company will refuse to register any transfer of the Shares or the Warrant Shares not made in accordance with the provisions of Regulation S, or pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(s)

the statutory and regulatory basis for the exemption claimed for the offer Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(t)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and
(ii)	applicable resale restrictions; and
(u)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.
6.	Representations, Warranties and Covenants of the Subscriber

6.1                         The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	it is not a U.S. Person;
(b)	it is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;
(c)

it is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(d)

it is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Securities as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(e)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(f)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(g)	the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;
(h)

the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company, and the Subscriber is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

(i)	all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company;
(j)	the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Subscription Agreement;
(k)

the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(l)

the Subscriber is acquiring the Securities as principal for the Subscriber’s own account (except for the circumstances outlined in paragraph 6.1(s), for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(m)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(n)

it understands and agrees that none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(o)

it understands and agrees that offers and sales of any of the Securities prior to the expiration of a period of one year after the date of original issuance of the Securities (the “Restricted Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom;

(p)	it understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act;
(q)

it understands and agrees that the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(r)

it (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(s)	if the Subscriber is acquiring the Securities as a fiduciary or agent for one or more investor accounts:
(i)

the Subscriber has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account, and

(ii)

the investor accounts for which the Subscriber acts as a fiduciary or agent satisfy the definition of an “Accredited Investor”, as the term is defined in Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission;

(t)

the Subscriber acknowledges that the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(u)	the Subscriber is not aware of any advertisement of any of the Securities; and
(v)	no person has made to the Subscriber any written or oral representations:
(i)	that any person will resell or repurchase any of the Securities;
(ii)	that any person will refund the purchase price of any of the Securities;
(iii)	as to the future price or value of any of the Securities; or
(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

7.	Acknowledgement and Waiver

7.1                         The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Public Record. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

8.	British Columbia Resale Restrictions

8.1                         The Subscriber acknowledges that the Securities are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the B.C. Act and the rules made thereunder.

8.2                         Pursuant to Multilateral Instrument 45-102, as adopted by the BCSC, a subsequent trade in the Shares or the Warrant Shares will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, which conditions include a hold period (the “Canadian Hold Period”) that shall have elapsed from the date on which the Securities were issued to the Subscriber and, during the currency of the Canadian Hold Period, any certificate representing the Securities is to be imprinted with a restrictive legend (the “Canadian Legend”).

8.3                         By executing and delivering this Agreement, the Subscriber will have directed the Company not to include the Canadian Legend on any certificates representing the Shares or the Warrant Shares to be issued to the Subscriber.

8.4                         As a consequence, the Subscriber will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Shares or the Warrant Shares during or after the Canadian Hold

Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

9.	Registration Rights
9.1	Registration Procedures and Other Matters
(a)	The Company shall:
(i)

as soon as possible but in any event not later than the 45th day after the Closing Date (or, if such day is a Saturday, Sunday or holiday, then by the next succeeding business day), file a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of the Shares and Warrant Shares) to enable the resale of the Shares and the Warrant Shares by the Subscribers from time to time (the "Registration Statement");

(ii)

use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible, but in any event not later than the earlier of (a) the 120th day following the Closing Date, and (b) the fifth trading day following the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments;

(iii)

use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the Subscriber’s Shares and Warrant Shares purchased hereunder from the date it is first declared effective until, the earlier of (A) two years from the date of the final exercise of all of the Warrants, (B) the date on which the Subscriber may sell all Shares and Warrant Shares then held by the Subscriber pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (C) the public sale of all of the Shares and the Warrant Shares (such period, the "Effectiveness Period");

(iv)

if (A) the Registration Statement is not filed on or prior to the date of filing required pursuant to Section 9.1(a)(i), (B) the Registration Statement is not declared effective on or prior to the date required by Section 9.1(a)(ii), or (C) notwithstanding Section 9.2, after the date first declared effective by the SEC and prior to the expiration of the Effectiveness Period, the Registration Statement ceases to be effective and available to each Subscriber as to its Shares and Warrant Shares (whether pursuant to Section 9.2(c), or otherwise) without being succeeded within 20 trading days by an effective amendment thereto or by a subsequent registration statement filed with and declared effective by the SEC, (any such failure being referred to as an "Event" and the date of such failure being the "Event Date"), then, in addition to any other rights available to the Subscriber under this Agreement or applicable law: (w) on the failure by the Company to comply with the Event required pursuant to Section 9.1(a)(i) the Company shall pay to the Subscriber an amount in cash, as liquidated damages and not as a penalty, equal to two percent of the Subscription Price paid by the Subscriber and on each monthly anniversary of such Event Date (if the Event has not been cured by such date) until the applicable Event is cured, the Company shall pay to the Subscriber a further amount in cash, as liquidated damages and not as a penalty, equal to two percent of the Subscription Price paid by the Subscriber; (x) on the failure by the Company to comply with the Event required pursuant to Section 9.1(a)(ii) or the occurrence of the Event set forth in Section 9.1(a)(iv)(C) and on each monthly anniversary of such Event Dates (if the Event has not been cured by such date) until the applicable Event is cured, an amount shall accrue and be payable by the Company to the Subscriber, as liquidated damages and not as a penalty, equal to two percent of the Subscription Price paid by the Subscriber; (y) provided however that if the foregoing Events set forth in (x) is cured by the Company within 90 days of the applicable Event Date, all liquidated damages that have accrued and are due and owing by the Company to the Subscriber shall be payable in Units (to be registered in accordance with the terms of this Agreement), as liquidated damages and not as a penalty; and (z) if an Event is not cured within 90 days of the applicable Event Date, all liquidated damages that have accrued and are owed and continue to accrue to the Subscriber shall be paid in cash, and any liquidated damages that accrue after one year from the Closing Date shall not exceed six percent of the Subscription Price paid by the Subscriber. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event;

(v)

furnish to the Subscriber with respect to the Shares and the Warrant Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the 1933 Act and such other documents as the Subscriber may reasonably request in writing, in order to facilitate the public sale or other disposition of all or any of the Shares or Warrant Shares by the Subscriber; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Subscriber shall be subject to the receipt by the Company of reasonable assurances from the Subscriber that the Subscriber will comply with the applicable provisions of the 1933 Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(vi)

file documents required of the Company for blue sky clearance in states specified in writing by the Subscriber and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 9.1(a)(iii); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vii)

bear all expenses in connection with the procedures in paragraph (i) through (vi) of this Section 9.1 (other than any underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees or expenses incurred by the Subscriber, including attorneys’ fees); and

(viii)

advise the Subscriber in writing promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(b)

Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Shares and the Warrant Shares and such other securities issued by the Company subject to registration rights. In no event at any time before the Registration Statement becomes effective with respect to the Shares and Warrant Shares shall the Company publicly announce or file any other registration statement, other than registrations on Form S-8 or registrations for other securities issued by the Company subject to registration rights, without the prior written consent of 66-2/3% in interest of the Subscribers.

9.2	Transfer of Shares After Registration; Suspension
(a)	The Subscriber agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a "sale" within the meaning of the 1933 Act, except as contemplated in the Registration Statement referred to in Section 9.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Subscriber or its plan of distribution.

(b)

Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares and Warrant Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Subscriber copies of any documents filed pursuant to Section 9.2(b)(i) as the Subscriber may reasonably request; and (iii) inform each Subscriber that the Company has complied with its obligations in Section 9.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Subscriber to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Subscriber pursuant to Section 9.2(b)(i) hereof when the amendment has become effective).

(c)

Subject to paragraph (d) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Subscriber (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Subscriber will refrain from selling any Shares and Warrant Shares pursuant to the Registration Statement (a "Suspension") until the Subscriber's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 trading days after the delivery of a Suspension Notice to the Subscriber.

(d)

Notwithstanding the foregoing paragraphs of this Section 9.2, the Subscriber shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 20 trading days each in any twelve month period.

(e)	Provided that a Suspension is not then in effect, the Subscriber may sell the Shares and the Warrant Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares or Warrant Shares, as applicable. The Company shall provide such number of current Prospectuses to the Subscriber as the Subscriber may reasonably request, and shall supply copies to any other parties reasonably requiring such Prospectuses.

9.3	Indemnification
(a)

The Company agrees to indemnify and hold harmless the Subscriber and the officers, directors, agents and employees of the Subscriber, to the fullest extent permitted by applicable law from and against any losses, claims, damages or liabilities to which any such person(s) may become subject (under the 1933 Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any Untrue Statement (defined below), or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, as amended or supplemented from time to time, which indemnification will include reimbursement for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in the Investor Questionnaire), or the failure of the Subscriber to comply with its covenants and agreements contained in Section 9.2 hereof respecting sale of the Shares or Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber. The Company shall reimburse the Subscriber for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, the Company's aggregate obligation to indemnify the Subscriber and such officers, directors and controlling persons shall be limited to the amount of the Subscription Price received by the Company from the Subscriber.

(b)

The Subscriber agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the 1933 Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any Untrue Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Subscriber specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in the Investor Questionnaire), or (ii) the failure of the Subscriber to comply with its covenants and agreements contained in Section 9.2 hereof respecting sale of the Shares or Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber; and the Subscriber will reimburse the Company or such officer, director or controlling person, as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Subscriber shall reimburse the Company or such officer, director or controlling person, as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, the Subscriber's aggregate obligation to indemnify the Company and such officers, directors and controlling persons shall be limited to the amount received by the Subscriber from the sale of Shares or Warrant Shares that are the subject of such loss.

(c)	Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 9.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 9.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d)

If the indemnification provided for in this Section 9.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Subscriber, as well as any other Subscribers under such Registration Statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by the Company on the one hand or the Subscriber on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement. The Company and the Subscriber agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Subscriber and other subscribers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Subscriber shall not be required to contribute any amount in excess of the amount by which the net amount received by the Subscriber from any and all sales of the Securities to which such loss relates exceeds the amount of any damages which such Subscriber has otherwise been required to pay by reason of such Untrue Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Subscriber's obligations in this subsection to contribute shall be in proportion to its sale of Securities to which such loss relates and shall not be joint with any other Subscribers.

(e)

The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”). The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 9.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 9.3 and further agree not to attempt to assert any such defense.

(f)	For the purpose of this Section 9.3:
(i)

the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the 1933 Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.1; and

(ii)

the term "Untrue Statement" means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement, as amended or supplemented from time to time, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9.4                         Information Available. So long as the Registration Statement is effective covering the resale of Shares and Warrant Shares owned by the Subscriber, the Company will, at Subscriber's written request, furnish to the Subscriber:

(a)

as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-KSB and (iii) its Quarterly Reports on Form 10-QSB (the foregoing, in each case, excluding exhibits);

(b)	any and all exhibits to the reports set forth in Section 9.4(a) as filed with the SEC and all other information that is made available to shareholders; and
(c)	an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.
10.	Company Representations

10.1                       The Company is a corporation duly incorporated and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to conduct its business as it is currently being conducted.

10.2                       The Company is a reporting issuer under the 1934 Act, and at the Closing Date, the Company will have filed all documents that it is required to file under the provisions of the 1934 Act during a period of at least five years prior to the date hereof (the “SEC Reports”).

10.3                       As of their respective filing dates, each of the Company’s SEC Filings (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of the Closing Date, then also on the date of filing of such amendment or superseding filing) filed on or after January 1, 2005, (i) where required, were prepared in all material respects in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Company with the SEC since that time.

10.4                       Each set of audited consolidated financial statements and unaudited interim financial statements of the Company (including any notes thereto) included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To the Company’s knowledge, no events or other factual matters exist which would require the Company to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the 1933 Act or the 1934 Act. As used herein, the words “knowledge of the Company” (or any substantially similar phrase) means the active knowledge (with reasonable investigation) of the executive officers of the Company.

10.5                       The SEC Reports describes each of the Company’s material subsidiaries, and each such subsidiary is a corporation duly incorporated and in good standing under the laws of its incorporating jurisdiction, and has the requisite corporate power and authority to conduct its business as it is currently being conducted. Except as otherwise disclosed in the SEC Reports, all of the issued and outstanding shares of capital stock of each of the Company’s material subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

10.6                       The Company and each of its subsidiaries has obtained all certificates, authorizations, permits or licenses necessary to conduct the business now owned or operated by it and the Company has not received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary which, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company (on a consolidated basis).

10.7                       The authorized capital of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share, of which there were 34,193,177 shares issued and outstanding as of the date hereof. In addition, as of the date hereof there are (and as of the Closing Date there will be) options to purchase in the aggregate 910,000 Common Shares and convertible debentures convertible to acquire 1,725,000 Common Shares. If the debenture is exercised there will be up to 980,100 Warrants to purchase Common Shares.

10.8                       The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents. The execution and delivery by the Company of the Transaction Documents have been duly authorized by all necessary action on the part of the Company, and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents constitutes, or will when duly authorized, executed and delivered by all parties thereto other than the Company constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except that (i) the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (ii) equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, (iii) rights of indemnity, contribution and the waiver of contribution provided for herein, and any provisions exculpating a party from a liability or duty otherwise owed by it, may be limited under applicable law, and (iv) the enforceability of provisions in any Transaction Document which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such Transaction Document would be determined only in the discretion of the court.

10.9                       Except as disclosed herein, in the SEC Reports or as contemplated in the Offering, as of the Closing Date, no person, firm or corporation has any agreement or option or right or privilege (whether preemptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities or warrants of the Company;

10.10                     Except as qualified in the SEC Reports, the Company or a subsidiary is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to as owned by it in the SEC Report, all agreements under which the Company or a subsidiary holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a material adverse effect on the Company (on a consolidated basis) or its properties, business or assets.

10.11                     Each SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"); at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder to the knowledge of the Company; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

10.12                     The Company and each of its subsidiaries has filed all federal, state, local and other tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations or condition (financial or otherwise) of the Company) on a consolidated basis and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

10.13                     The Company and each of its subsidiaries has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or any subsidiary and there are no audits known by the Company's management to be pending of the tax returns of the Company or any subsidiary (whether federal, state, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company (on a consolidated basis).

10.14                     No taxation authority has asserted or, to the best of the Company's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or each of its subsidiaries (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company (on a consolidated basis).

10.15                     The Company and its subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

10.16                     The Company is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Company and its subsidiaries, considered as a whole.

10.17                     Except as disclosed in the Company’s annual report on Form 10-KSB for the year ended December 31, 2004, to the Company’s knowledge: (i) the operations carried on by the Company are in material compliance with all applicable federal, state and municipal environmental, health and safety statutes, regulations and permits; (ii) none of such operations is subject to any judicial or administrative proceeding alleging the violation of any federal, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined below) into the environment; (iii) except in material compliance with applicable environmental laws, none of the premises currently occupied by the Company has at any time been used by the Company or by any other occupier, as a waste storage or waste disposal site or to operate a waste management business; (iv) the Company has no material contingent liability in connection with any release of any Hazardous Material on or into the environment from any of the premises currently occupied by the Company or from the operations carried out thereon except to the extent such release is in material compliance with all applicable laws; (v) neither the Company nor any occupier of the premises currently occupied by the Company, generates, transports, treats, stores or disposes of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable federal, state or municipal legislation) on any of the premises currently occupied by the Company in material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health; and (vi) no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Company or its subsidiaries’ properties in material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health. For the purposes of this subparagraph, “Hazardous Material” means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health.

10.18                     The issue and sale of the Securities by the Company does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Company is a party.

10.19                     There are no actions, suits, proceedings or inquiries pending or to the Company's knowledge threatened against or affecting the Company or any of its subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affect, or may in any way materially adversely affect, the business, operations or condition (financial or otherwise) of the Company (on a consolidated basis) or its properties or assets or which affects or may affect the distribution of the Securities.

10.20                     The Common Shares are currently quoted for trading on the OTC Bulletin Board operated by the National Association of Securities Dealers. No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and, to the best of the Company’s knowledge, no investigations or proceedings for such purposes are pending or threatened.

10.21                     Except as otherwise disclosed in the Subscription Agreement, no person, firm or corporation acting or purporting to act at the request of the Company is entitled to any brokerage, agency or finder’s fee in connection with the purchase and sale of the Securities described herein.

10.22                     The Company agrees to indemnify, defend and hold the Subscriber (which term shall, for the purposes of this Paragraph, include the Subscriber and its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statement, representation, warranty or covenant of the Company contained in this Subscription Agreement, provided that the amount of such indemnification shall be limited to the Subscription Proceeds set forth in Section 1.1 hereof. The Company undertakes to notify the Subscriber immediately of any change in any representation, warranty or other information relating to the Company set forth in this Agreement which takes place prior to the Closing Date.

11.	Legending of Subject Securities

11.1                       The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF 1933 (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

11.2                       The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

12.	Commission to the Agent

12.1                       The Subscriber understands that upon Closing, the Company will pay a commission of up to six percent (6%) of the gross proceeds raised from the Offering, payable in cash. In addition, upon Closing the Company will pay a commission of four percent (4%) of the gross proceeds raised from the Offering in the form of Warrants to the Agent, with the same terms and conditions as the Subscriber Warrants.

13.	Costs

13.1                       The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

14.	Governing Law

14.1                       This Subscription Agreement is governed by the laws of the State of Nevada. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

15.	Survival

15.1                       This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto.

16.	Assignment
16.1	This Subscription Agreement is not transferable or assignable.
17.	Severability

17.1                       The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

18.	Entire Agreement

18.1                       Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

19.	Notices

19.1                       All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 3 and notices to the Company shall be directed to it at Eden Energy Corp., 1925 – 200 Burrard Street, Vancouver, BC V6C 3L6 Attention: Don Sharpe, Fax No. (604) 357-1062.

20.	Counterparts and Electronic Means

20.1                       This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

21.	Delivery Instructions
21.1	The Subscriber hereby directs the Company to deliver the Share and Warrant Certificates to:

(name)

(address)

21.2                       The Subscriber hereby directs the Company to cause the Shares to be registered on the books of the Company as follows:

(name)

(address)

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

(Name of Subscriber – Please type or print)

(Signature and, if applicable, Office)

(Address of Subscriber)

(City, State or Province, Postal Code of Subscriber)

(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Shares is hereby accepted by Eden Energy Corp.

DATED at Vancouver, British Columbia, the ________ day of __________________, 2006

EDEN ENERGY CORP.

Per:
Authorized Signatory

EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID

AT 4:30 P.M. (VANCOUVER TIME) ON __________________, 2009.

SHARE PURCHASE WARRANTS

TO PURCHASE COMMON SHARES OF

EDEN ENERGY CORP.

incorporated in the State of Nevada

THIS IS TO CERTIFY THAT ___________________________________, (the “Holder”) of ________________________________________________________________________, has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to ________________________________ fully paid and non-assessable common shares (the “Shares”) in the capital of Eden Energy Corp. (hereinafter called the “Company”) on or before 4:30 p.m. (Vancouver time) on __________________, 2009 (the “Expiry Date”) at a price per Share (the “Exercise Price”) of [US$3.25 or US$5.25] on the terms and conditions attached hereto as Appendix “A” (the “Terms and Conditions”).

1.	ONE (1) WHOLE WARRANT AND THE EXERCISE PRICE ARE REQUIRED TO PURCHASE ONE SHARE. THIS CERTIFICATE REPRESENTS __________________________ WARRANTS.
2.	These Warrants are issued subject to the Terms and Conditions, and the Warrant Holder may exercise the right to purchase Shares only in accordance with those Terms and Conditions.
3.

Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Date, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

IN WITNESS WHEREOF the Company has executed this Warrant Certificate this ________ day of __________________, 2006.

EDEN ENERGY CORP.

Per:
Don Sharpe, President

PLEASE NOTE THAT ALL SHARE CERTIFICATES MUST BE LEGENDED AS FOLLOWS DURING THE CURRENCY OF APPLICABLE HOLD PERIODS:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

APPENDIX “A”

TERMS AND CONDITIONS dated _____________________, 2006, attached to the Warrants issued by Eden Energy Corp.

1.	INTERPRETATION
1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)

“Company” means Eden Energy Corp. until a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter “Company” will mean such successor corporation;

(b)	“Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;
(c)

“Director” means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

(d)

“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section,” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(e)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;
(f)	“shares” means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;
(g)	“Warrant Holders” or “Holders” means the holders of the Warrants; and
(h)	“Warrants” means the warrants of the Company issued and presently authorized and for the time being outstanding.
1.2	Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4	Applicable Law

The Warrants will be construed in accordance with the laws of the Province of British Columbia.

2.	ISSUE OF WARRANTS
2.1	Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

2.2	Warrant to Rank Pari Passu

All Warrants and additional warrants, options or similar rights to purchase shares from time to time issued or granted by the Company, will rank pari passu whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

2.3	Issue in substitution for Lost Warrants
(a)

In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(b)

The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

2.4	Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.

3.	NOTICE
3.1	Notice to Warrant Holders

Any notice required or permitted to be given to the Holders will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Holder appearing on the Holder’s Warrant or to such other address as any Holder may specify by notice in writing to the Company, and any such notice will be deemed to have been given and received by the Holder to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

3.2	Notice to the Company

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth below or such other address as the Company may specify by notice in writing to the Holder, and any such notice will be deemed to have been given and received by the Company to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

Eden Energy Corp.

1925 – 200 Burrard Street

Vancouver, British Columbia

Canada V6C 3L6

Attention: Don Sharpe

Fax No. (604) 357-1062

with a copy to:

Clark Wilson LLP

Barristers and Solicitors

800 – 885 West Georgia Street

Vancouver, British Columbia

Canada V6C 3H1

Attention: William L. Macdonald

Fax: (604) 687-6314

4.	EXERCISE OF WARRANTS
4.1	Method of Exercise of Warrants

The right to purchase shares conferred by the Warrants may be exercised by the Holder surrendering the Warrant Certificate representing same, with a duly completed and executed subscription in the form attached hereto and a bank draft or certified cheque payable to or to the order of the Company, at par, in Vancouver, Canada, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States of America, to the Company at the address set forth in, or from time to time specified by the Company pursuant to, Section 3.2. If the Warrants have an Exercise Price of US$5.25, such Warrants shall only be exercisable if all other share purchase warrants held by the Holder at a lesser exercise price have been exercised in full.

4.2	Effect of Exercise of Warrants
(a)

Upon surrender and payment as aforesaid the shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the Holder or Holders of record of such shares on the date of such surrender and payment, and such shares will be issued at the subscription price in effect on the date of such surrender and payment.

(b)

Within ten business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

4.3	Subscription for Less Than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

4.4	Warrants for Fractions of Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to receive a whole number of such shares.

4.5	Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

4.6	Time of Essence

Time will be of the essence hereof.

4.7	Subscription Price

Each Warrant is exercisable at a price per share (the “Exercise Price”) of [US$3.25 or US$5.25]. One (1) Warrant and the Exercise Price are required to subscribe for each share during the term of the Warrants.

Notwithstanding any other provision hereof, no Holder shall exercise Warrants, nor shall the Company exercise any right to require a Holder to exercise Warrants pursuant to Section 5.1 below, if as a result of such exercise the Holder would then become a “ten percent beneficial owner” (as defined in Rule 16a-2 under the Securities Exchange Act of 1934, as amended) of Shares. For greater certainty, the Warrants shall not be exercised by the Holder, and the Corporation shall not give effect to any exercise of Warrants, if, after giving effect to such exercise, the Holder of such securities, together with its affiliates, would in aggregate beneficially own, or exercise control or direction over that number of voting securities of the Corporation which is 10% or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such conversion. In addition, if the Warrants have an Exercise Price of US$5.25, such Warrants shall only be exercisable if all other share purchase warrants held by the Holder at a lesser exercise price have been exercised in full.

4.8	Adjustment of Exercise Price
(a)	The Exercise Price and the number of shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:
(i)

If and whenever the shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of shares the Exercise Price will be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be.

(ii)

In case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a

“Reorganization”), each Warrant will after such Reorganization confer the right to purchase the number of shares or other securities of the Company (or of the Company’s resulting from such Reorganization) which the Warrant Holder would have been entitled to upon Reorganization if the Warrant Holder had been a shareholder at the time of such Reorganization.

In any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article Four relating to the rights and interest thereafter of the Holders of the Warrants so that the provisions of this Article Four will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization on the exercise of the Warrants.

The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this clause 4.8(a)(ii).

(b)

Anti-Dilution Provisions. Until such time as a registration statement has been declared effective to enable the resale of the Shares to be received on exercise of the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4.8(b). In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

(i)

Adjustment of Exercise Price. If and whenever the Company issues or sells any shares of Common Stock for a consideration per share of less than the then the Exercise Price or for no consideration (such lower price, the “Base Share Price” and such issuances collectively, a "Dilutive Issuance"), then, the Exercise Price shall be reduced to equal the Base Share Price. Such adjustment shall be made whenever such shares of Common Stock or Capital Share Equivalents are issued.

(ii)	Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4.8(b) hereof, the following will be applicable:
A.

Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price (“Below Base Price Options”), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Below Base Price Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Base Price Options.

B.

Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such exercise, conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

C.

Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

D.

Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value (average of the closing bid and ask price, if traded on any market) thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

E.

Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment will be made under this Section 4.8(b) in respect of (1) the granting of options to employees, officers and directors of the Company pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (2) upon the exercise of the Debentures or any Debentures of this series or of any other series or security issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Purchase Agreement, or (3) upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the Original Issue Date, provided that the securities have not been amended since the date of the Purchase Agreement, or (4) acquisitions or strategic investments, the primary purpose of which is not to raise capital.

(c)

The adjustments provided for in this Section 4.8 are cumulative and will become effective immediately after the record date or, if no record date is fixed, the effective date of the event which results in such adjustments.

4.9	Determination of Adjustments

If any questions will at any time arise with respect to the Exercise Price or any adjustment provided for in Section 4.8, such questions will be conclusively determined by the Company’s Auditors, or, if they decline to so act any other firm of certified public accountants in the United States of America that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Holders of the Warrants.

5.	MANDATORY WARRANT EXERCISE
5.1	Exercise at the option of the Company

After a registration statement qualifying the resale of the Shares has been filed with the SEC and declared effective, the Company may require the Holder, at any time following the date that the closing price of the Shares as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P. (the “Closing Price”) has been averaged or above [US$4.00 or US$6.25] for a period of twenty consecutive trading days, to exercise the Warrants and acquire the Shares at the Exercise Price. The Holder must exercise the Warrants in accordance with Section 4.1 within five (5) business days of the receipt of notice from the Company, after which time the Warrants shall be cancelled if unexercised. As used herein, “Principal Market” shall mean The National Association of Securities Dealers Inc.'s OTC Bulletin Board, the Nasdaq SmallCap Market, or the American Stock Exchange. If the Common Shares are not traded on a Principal Market, the Closing Price shall mean the reported Closing Price for the Common Shares, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods.

6.	COVENANTS BY THE COMPANY
6.1	Reservation of Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase provided for herein and in the Warrants should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto and hereto.

7.	WAIVER OF CERTAIN RIGHTS
7.1	Immunity of Shareholders, etc.

The Warrant Holder, as part of the consideration for the issue of the Warrants, waives and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, Director or Officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.

8.	MODIFICATION OF TERMS, MERGER, SUCCESSORS
8.1	Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

8.2	Warrants Transferable

The Warrants and all rights attached to it are transferable, subject to applicable law.

DATED as of the date first above written in these Terms and Conditions.

EDEN ENERGY CORP.

By:

Don Sharpe, President

FORM OF SUBSCRIPTION

TO:	Eden Energy Corp.

1925 – 200 Burrard Street

Vancouver, BC

V6C 3L6

The undersigned Holder of the within Warrants hereby subscribes for ____________ common shares (the “Shares”) of Eden Energy Corp. (the “Company) pursuant to the within Warrants at [US$3.25 or US$5.25] per Share on the terms specified in the said Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

TOTAL:

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss is applicable).

DATED this ________ day of __________________, 2006.

In the presence of:

Signature of Witness	Signature of Warrant Holder

Please print below your name and address in full.

Name (Mr./Mrs./Miss)
Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant without alteration or enlargement or any change whatever. If there is more than one subscriber, all must sign.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

EXHIBIT B

INSTRUCTIONS FOR WIRING FUNDS TO CLARK WILSON

FOR WIRING U.S. FUNDS

HSBC Bank USA, N.Y.		( OR )	Routed through Bank of America NT & SA
			New York, New York
ABA No.	021 001 088		ABA No.	0266009593
Swift Code	MRMDUS33		For Credit to	CIBC, Toronto ON
Acct No.	000050881		Acct No.	6550-8-26157
For further credit to:			For further credit to:
HSBC Bank Canada			Canadian Imperial Bank Of Commerce
885 West Georgia Street Vancouver, B.C. V6C 3G1			400 Burrard Street Vancouver, B.C. V6B 1P9
Account Name	Clark Wilson LLP		Account Name	Clark Wilson LLP
US Trust Acct.	491689-002		Cdn Trust Acct.	24-01215
Transit No.	10020		Transit No.	10
Bank Code	16		Bank Code	10
Swift No.	HKBCCATT		Swift No.	CIBCCATT

Important: Please ask the bank to quote our file no. 23747-7 or lawyer's initial, WLM.

EXHIBIT C

MULTILATERAL INSTRUMENT 45-103

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure Eden Energy Corp. (the “Company”) that the undersigned (the “Subscriber”) will meet certain requirements for the registration and prospectus exemptions provided for under Multilateral Instrument 45-103 (“MI 45-103”), as adopted by the British Columbia Securities Commission and the Alberta Securities Commission, in respect of a proposed private placement of securities by the Company (the “Transaction”). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Company that:

1.

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2.	the Subscriber satisfies one or more of the categories of “accredited investor” (as that term is defined in MI 45-103) indicated below (please check the appropriate box):
☐

an individual who beneficially owns, or who together with a spouse beneficially own, financial assets (as defined in MI 45-103) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN.$1,000,000;

☐

an individual whose net income before taxes exceeded CDN.$200,000 in each of the two more recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

☐

an individual registered or formerly registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as a representative of a person or company registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

☐	a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
☐	the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);
☐	an association under the Cooperative Credit Associations Act (Canada) located in Canada;
☐

a subsidiary of any company referred to in any of the foregoing categories, where the company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐

a person or company registered under the Securities Act (British Columbia), or under securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

☐	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;
☐	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in any of the foregoing categories in form and function;
☐	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;
☐	a municipality, public board or commission in Canada;
☐	a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;
☐	a registered charity under the Income Tax Act (Canada);
☐

a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN.$5,000,000 as reflected on its most recently prepared financial statements;

☐	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes it securities only to persons or companies that are accredited investors;
☐	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt; or
☐	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber’s eligibility to acquire the Shares under relevant Legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of __________________, 2006.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity

EXHIBIT D

OFFICERS CERTIFICATE

TO:	_____________________ (the “Subscriber”)

This is the Notice of Closing and Officer’s Certificate (“Certificate”) required to be delivered to the Subscriber at closing in connection with the subscription of Units of Eden Energy Corp. (the “Corporation”) by the Subscriber pursuant to the terms and conditions of the Subscription Agreement (the “Subscription Agreement”) dated _____________________, 2006.

Terms that are capitalized in this Certificate and that are not otherwise defined in this Certificate have the same meaning ascribed to them in the Subscription Agreement.

I, Don Sharpe, President of the Corporation, hereby certify, not in my personal capacity but as an officer of the Corporation, for and on behalf of the Corporation as follows:

1.

As President of the Corporation, I am fully familiar with the assets, liabilities, business and affairs of the Corporation and have conducted such inquiries and verified such facts, as I have considered necessary for the purposes of executing this Certificate.

2.	The Corporation has in all material respects performed or complied with all covenants, agreements and conditions contained in the Subscription Agreement.
3.

The representations and warranties of the Corporation contained in the Subscription Agreement and the Letter (except for representations and warranties that speak as of a specific date) are true and correct as of the date of this Certificate.

4.

As of the Closing Date (and including the securities issued by the Corporation in connection with the Offering), the Corporation’s authorized capital will consist ☐Common Shares of which ☐ Common Shares will be issued and outstanding, and the Corporation will have options exercisable to acquire ☐ Common Shares at an average exercise price of $☐ and warrants exercisable to acquired ☐Common Shares at an average exercise price of $☐. Except as set forth in this Certificate, as of the date of the Closing Date, the Corporation will have no other convertible securities or convertible debt outstanding

DATED as of the _______ day of February, 2006.

Eden Energy Corp.

President